UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2007

CryoPort, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51578	88-0313393
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20382 Barents Sea Circle, California	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 1 4a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

A special shareholders meeting of CryoPort, Inc. (the “Company”) was held on Tuesday, October 16, 2007, at 10:00 A.M. in Salon L of the California Ballroom in the Gold Coast Hotel, 4000 West Flamingo Way, Las Vegas, Nevada. The purpose of the meeting was to vote on a proposal to Amend and Restate the Company’s Articles of Incorporation. Prior to the meeting and in compliance with Nevada law and the Bylaws of the Company, a Proxy Statement and Proxy were provided to all shareholders of the record date, September 19, 2007. A quorum of shareholders required to hold the meeting were present, appearing either by Proxy or in person. The proposal to Amend and Restate the Company’s Articles of Incorporation passed with 88.5% of the votes present or by Proxy cast in favor of the proposal; 9.9% of the votes present or by Proxy cast against the proposal; and 1.6% of the votes present or by Proxy abstained. The Amended and Restated Articles of Incorporation are effective as of October 16, 2007 and can be viewed as Exhibit 5.1 filed herewith.

Section 8 - Other Events

Item 8.01 Other Events

On October 13, 2007, the Company engaged the firm of Carpe DM, Inc. located at 1125 Johnston Drive, Watchung, New Jersey 07069 to act as the Company’s Investor Relations/Public Relations representative. Company investors may reach Carpe DM, Inc. by calling telephone number (908) 490-0075, or through its fax number, (908) 668-1286.

5.1 Amended and Restated Articles of Incorporation dated October 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CryoPort, Inc. (Registrant)

Date: October 19, 2007	By:	/s/ Peter Berry
Peter Berry,
Chief Executive Officer, President